                                                                   Exhibit 16(c)

                  Merrill Lynch Florida Municipal Bond Fund
         of Merrill Lynch Multi-State Municipal Series Trust - Class C
                              10/21/94 - 7/31/94

                                               Since             Since
                                             Inception         Inception
                                           Average Annal          Total
                                           Total Return          Return*
                                           -------------      ------------
   Initial Investment                        $1,000.00           $1,000.00

   Divided by Net Asset Value                     9.48                9.48
                                                                ----------
   Equals Shares Purchased                     105.485             105.485

   Plus Shares Acquired through
      Dividend Reinvestment                      3.969               3.969

                                            ----------          ----------
   Equals Shares Held at 07/31/91              109.455             109.455

   Multiplied by  Net Asset
      Value at 07/31/91                           9.86                9.86
                                            ----------          ----------
   Equals Ending Value before deduction for
      contingent deferred sales charge        1,079.22            1,079.22

   Less deferred sales charge                   (10.00)               0.00
                                            ----------          ----------
   Equals Ending Redeemable Value at
      $1,000 Investment (ERV) at 7/31/95      1,069.22            1,079.22
                                            ----------          ----------

   Divided by $1,000 (p)                        1.0692              1.0792

   Subtract 1                                   0.0692              0.0792

   Expressed as a percentage
      equals the Aggregate Total
      Return for the Period (T)                  6.92%
                                            ==========
   Expressed as a percentage
      equals the Aggregate Total
      Return for the Period                                          7.92%
                                                                ==========
   ERV divided by P                             1.0692

   Raise to the power of                        1.2898

   Equals                                       1.0902

   Subtract 1                                   0.0902

   Expressed as a percentage
      equals the Average
      Annualized Total Return                    9.02%
                                            ==========

   * Does not include sales charge for the period.

                          30 DAYS STANDARDIZED YIELD
                         FOR THE PERIOD ENDING 7-31-95

                  MERRILL LYNCH FLORIDA MUNICIPAL BOND FUND
         OF MERRILL LYNCH MULTI-STATE MUNICIPAL SERIES TRUST - CLASS C



     Long term income generally based on yield to
         maturity times market value of each security                $7,866

     Plus short term income accrued for the past
        thirty days                                                   1,283
                                                            ---------------

     Equals Total Income                                              9,149

     Less expenses for the past thirty days                          -2,060
                                                             --------------

     Equals net monthly income for yield calculation                  7,089
                                                             --------------

     Average shares outstanding for 30 days                         186,868


     Times the Net Asset Value                                         9.85
                                                             --------------

     Equal total dollars                                         $1,840,647
                                                             ==============

     Net monthly income divided by total dollars equals         0.003851146

     Add 1                                                      1.003851146

     Raise to the power of 6                                    1.023330492

     Subtract 1                                                 0.023330492

     Times 2                                                    0.046660985

     Expressed as a percentage equals the
       standardized yield for 30 day period                           4.67%
                                                                    =======

     Tax Rate                                                        28.00%

     X = 1 minus Tax Rate                                            72.00%

     Standardized Yield divided by X equals
       Tax Equivalent Yield for 30 day Period                         6.49%
                                                                    =======